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Exhibit 4.7

ADMINISTRATION AGREEMENT
between
TRANSCANADA TRUST
by its trustee
VALIANT TRUST COMPANY
as Trustee
and
TRANSCANADA PIPELINES LIMITED
as Administrative Agent

Dated as of September 16th, 2014

i

ii

 ADMINISTRATION AGREEMENT

        This Administration Agreement, dated as of September 16th, 2014, is between Valiant Trust Company, a trust company continued under the laws of Canada, in its capacity as trustee of TransCanada Trust (the "Trustee"), and TransCanada PipeLines Limited ("TCPL"), in its capacity as Administrative Agent;

        WHEREAS the Trustee established TransCanada Trust as a unit trust under the laws of Ontario by a Declaration of Trust dated September 16th, 2014 (the "Declaration of Trust"); and

        WHEREAS, pursuant to the Declaration of Trust, the Trustee has the power to appoint any Person to administer and carry out the Trust Activities;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

ARTICLE 1

INTERPRETATION

1.1
Defined Terms

(1)
In this Agreement:

    "Advisor" has the meaning set out in section 3.8.

    "Administrative Agent" means TCPL, in its capacity as administrative agent to the Trust under this Agreement, or any successor to the Administrative Agent who may become administrative agent to the Trust in accordance with section 5.3.

    "Agreement" means this administration agreement (as it may be amended or restated from time to time), and the expressions "hereof', "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement in its entirety, and not to any particular article, section, subsection or other part of this Agreement.

    "Assignment and Set-Off Agreements" mean the agreements that may be entered into from time to time among TCPL, TransCanada Corporation, the Trust and the Indenture Trustee, and such other Persons as may be party thereto, in connection with offerings of Trust Notes providing for the investment of cash interest on the Trust Notes in preferred shares of TCPL in certain circumstances.

    "Authorized Officer of the Administrative Agent" means any director or officer of the Administrative Agent, or a designated representative of the Administrative Agent designated in writing by any director or officer of the Administrative Agent.

    "Credit Agreements" means the credit agreements that may be entered into from time to time between TCPL, or an affiliate thereof, as lender, and the Trust, as borrower, in connection with offerings of Trust Notes.

    "Declaration of Trust" means the Declaration of Trust of the Trust dated as of September 16th, 2014 by the Trustee (as it may be amended, restated or supplemented from time to time).

    "Indenture Trustee" means the trustee chosen pursuant to the Trust Indenture, in its capacity as trustee under the Trust Indenture.

    "Interest Payment Date" means a date on which interest on any outstanding Trust Notes is payable to Noteholders.

    "Noteholders" means the holders of Trust Notes.

    "Officer's Certificate" means a certificate signed by any Authorized Officer of the Administrative Agent.

    "Person" is to be broadly interpreted and includes an individual, a corporation, a limited liability company, an unlimited liability company, a limited or general partnership, a trust, an unincorporated organization, a joint venture and any other organization, whether or not a legal entity, a government of a country or any political subdivision of a country or any agency or department of any such government and the executors, administrators or other legal representatives of an individual in such capacity.

    "Sales Taxes" includes goods and services tax and harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada) and any retail sales tax imposed from time to time by any provincial taxing authority during the term of this Agreement.

    "Services" has the meaning set out in section 2.3.

    "Share Exchange Agreements" mean the agreements that may be entered into from time to time among TCPL, the Trust and the Indenture Trustee, and such other Persons who may be party thereto, in connection with offerings of Trust Notes providing for, among other things, the automatic exchange of Trust Notes for preferred shares of TCPL in certain circumstances.

    "Subscription Agreements" means each subscription agreement that may be entered into from time to time between TCPL or any of its affiliates, as subscriber, and the Trust, as issuer, providing for the subscription by TCPL or such affiliate for Units.

    "Tax Act" means the Income Tax Act (Canada).

    "Taxes" means:

    (a)
    all taxes of any kind or nature, including income, capital, transfer, business, value added, excise, property, use and franchise taxes and Sales Taxes; and

    (b)
    all levies, imposts, royalties, duties, charges to tax, fees, deductions, compulsory loans, withholdings and restrictions or conditions resulting in a charge, imposed, levied, collected, withheld or assessed, as of the date of this Agreement or at any time in the future, by any authority of, or within, any jurisdiction having power to tax the Trust, in each case together with penalties, fines, additions to tax and interest on base amounts.

    "TCPL" means TransCanada PipeLines Limited and its successors and assigns.

    "TCPL Sub Note Purchase Agreements" means the note purchase agreements that may be entered into from time to time between TCPL and the Trust providing for the purchase by the Trust of TCPL Sub Notes.

    "TCPL Sub Notes" means the junior subordinated unsecured notes of TCPL that may be issued from time to time in connection with offerings of Trust Notes and constituting a Trust Asset.

    "Trust" means TransCanada Trust, a trust established by the Trustee under the laws of the Province of Ontario pursuant to the Declaration of Trust.

    "Trust Assets" means the cash, securities (including TCPL Sub Notes) and other property held by the Trustee on behalf of the Trust and all income, profit and gains which may be derived from the Trust Assets or accrued on the Trust Assets (but not yet paid or distributed by the Trust) from time to time.

    "Trust Documents" means the Credit Agreements, the TCPL Sub Note Purchase Agreements, the Declaration of Trust, any registration statement, prospectus or similar document offering Trust Notes for sale, the Trust Indenture, the Subscription Agreements, the TCPL Sub Notes, the Assignment and Set-Off Agreements, the Share Exchange Agreements, and any underwriting, agency, purchase or similar agreements in relation to an offering of Trust Notes.

    "Trust Indenture" means the trust indenture entered into between the Trust and the Indenture Trustee and any supplement thereto, in connection with offerings of Trust Notes by the Trust.

    "Trust Notes" means the subordinated unsecured debt securities of the Trust that may be issued from time to time under the Trust Indenture.

    "Unitholders" means the holders of Units.

        (2)   Terms used in this Agreement that are not separately defined but that are defined in the Declaration of Trust have the meanings attributed to them in the Declaration of Trust.

1.2
Gender and Number

        Unless the context otherwise requires, words importing the singular number only include the plural and vice versa, and words importing gender include all genders.

1.3
Headings

        The inclusion of headings and a table of contents is for convenience of reference only and does not affect the construction or interpretation of this Agreement.

1.4
References to Statutes

        Unless expressly stated otherwise, reference to any statute will be deemed to be a reference to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and to include any statute which may be enacted in substitution of that statute.

1.5
Governing Law

        This agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.6
Invalidity of Provisions

        Except for any provision which is fundamental to the subject matter of this Agreement (including those that relate to the payment of money), the invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision and any invalid or unenforceable provision will be deemed to be severable.

1.7
References to Acts of the Trust

        For greater certainty, where any reference is made in this Agreement, or in any other instrument to which the Trust or the Trustee, as trustee of the Trust, is a party, to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding to be taken by or against, or a covenant, representation or warranty by or with respect to the Trust or the Trustee, that reference will be construed and applied for all purposes as if it referred to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding taken by or against, or a covenant, representation or warranty (other than those relating to the constitution or existence of the Trust) by or with respect to, the Trustee in its capacity as trustee of the Trust.

 ARTICLE 2

APPOINTMENT AND DUTIES OF ADMINISTRATIVE AGENT

2.1
Appointment and Authority of Administrative Agent

        Pursuant to the Declaration of Trust, the Trustee appoints the Administrative Agent, as agent of the Trustee, and delegates to the Administrative Agent (with full power of sub-delegation) such power, control and authority to do any acts and things that the Administrative Agent, in its judgment and discretion (but subject to the direction and control of the Trustee and the terms of this Agreement) determines are necessary, incidental or desirable for carrying on the Trust Activities in accordance with the Trust Documents. For greater certainty, and without limiting the generality of the foregoing, these powers of the Administrative Agent include, but are not limited to, those in sections 2.3 to 2.14. The enumeration of any specific power or authority in this Agreement will not be construed as limiting any general power or authority, or any other specific power or authority, or any other power and authority necessarily incidental to the conduct of the Trust Activities.

2.2
Acceptance of Appointment

        The Administrative Agent accepts its appointment as agent of the Trustee in accordance with this Agreement. It agrees to be bound by the terms of this Agreement and to provide the Services to the Trustee in accordance with the Trustee's obligations and rights under the Trust Documents to which the Trust is a party, all other documents and instruments to which the Trust is a party or by which it is bound and any directions received from the Trustee. The provision by the Administrative Agent to the Trustee of the Services will not be exclusive to the Trust and the Trustee, and the Administrative Agent will be entitled, without restriction, to provide similar services to any other Person or to conduct similar activities for its own account. The Administrative Agent acknowledges that all activities engaged in by it as agent for and on behalf of the Trustee will be subject to the overall directions and control of the Trustee (including any policies, if any, that may be established by the Trustee for the Trust and communicated to the Administrative Agent).

2.3
Provision of Services

        (1)   Subject to subsection (2), the Administrative Agent, on behalf of, and for the account of, the Trust in connection with the Trust Activities and the Trust Assets, will provide the following services to the Trustee (these services together with all services contemplated by section 2.1 and set out in sections 2.4 to 2.14 are referred to collectively as the "Services"):

  (a)
  all services required in connection with the financing, acquisition, ownership, holding, collection, disposition, reinvestment, administration and management of the Trust Assets or any other property described in the Trust Documents;

  (b)
  all services required in connection with the issuance, sale and transfer of Units, including maintaining a register of Unitholders, and the preparation and sending, as applicable, of reports to and information for the Unitholders;

  (c)
  services required in connection with the preparation and sending of reports to and information for the Noteholders, other than services to be provided by the Indenture Trustee or another Person under the Trust Indenture and provided that mailings to Noteholders, if any, shall be made by the Trustee;

  (d)
  implementing and administering the provisions of the Trust Documents to which the Administrative Agent or the Trust is a party, including the giving of any notice which may be given under any Trust Document, provided that mailings to Noteholders, if any, shall be made by the Trustee;

  (e)
  all services required which relate to the administration and management of the Trust provided in the Declaration of Trust;

  (f)
  monitoring the recording and accounting for and enforcement of payment of amounts distributable or payable to the Trust in connection with the Trust Assets;

  (g)
  advising the Trustee as to the amount to be invested in Trust Assets of any particular type and making those investments on behalf of the Trust, including entering into agreements with TCPL or any of its affiliates to acquire Trust Assets from such Persons, provided that the Trust Assets shall not be invested in any assets which would generate U.S source income for U.S. federal income tax purposes; provided however that, for the avoidance of doubt, Trust Assets may include (i) debt issued by corporations other than those organized in the United States or any political subdivision thereunder or non-U.S. corporations issuing debt from a branch located in the United States (provided that U.S. bank deposits are permissible), (ii) stock of corporations other than those organized in the United States or any political subdivision thereunder, and (iii) debt of governmental units other than debt issued by the United States, any political subdivision of the United States or an agency of any of the foregoing;

  (h)
  calculating the payment of principal, interest, redemption price, if any, and any other amount payable on the Trust Notes and any distribution payable on the Units, as applicable, and making any other calculation required to be made under the Declaration of Trust, the Trust Indenture or any other Trust Documents;

  (i)
  advising the Trustee as to the amounts to be distributed to Unitholders and making or arranging for payment of distributions to Unitholders;

  (j)
  advising the Trustee as to the amounts to be distributed or paid to Noteholders, provided that distributions or payments to Noteholders shall be made by the Trustee to the Indenture Trustee, Noteholders or otherwise in accordance with the Trust Indenture;

  (k)
  advising the Trustee as to the exercise and performance by the Trust of its rights and obligations under Articles 4 and 5 of the Declaration of Trust and, other than making payments or distributions to Unitholders, which shall be made by the Trustee, exercising and performing them on behalf of the Trust, including determining the fair market value of Units in connection with any redemption thereof;

  (l)
  advising the Trustee as to the acquisition, sale or liquidation of any Trust Assets and acquiring, selling or liquidating any Trust Assets on behalf of the Trust, including entering into any related sale or purchase agreements;

  (m)
  advising the Trustee as to amounts or other property distributable to Unitholders and Noteholders on the termination of the Trust in accordance with the Declaration of Trust;

  (n)
  advising the Trustee as to amendments to the Declaration of Trust and attending to the calling of requisite meetings of Unitholders or obtaining requisite resolutions signed by Unitholders;

  (o)
  maintaining bank accounts and banking records of the Trust;

  (p)
  punctually providing all notices, certificates, instructions, reports and communications required to be provided by the Trust under the Trust Documents and any other agreement to which the Trust is a party or by which it is bound in connection with the Trust Documents and taking all other actions required to be taken by the Trust in accordance with those other agreements, provided that mailings to Unitholders and Noteholders, if any, shall be made by the Trustee;

  (q)
  monitoring compliance by the Trust with the Trust Documents and other agreements entered into by the Trustee or the Administrative Agent on behalf of the Trust with any Person in connection with the Trust Documents or the Trust Activities, providing the Trustee on an annual basis a Certificate of Compliance substantially in the form attached as Schedule "A", preparing reports as required under the Trust Documents and those other agreements and providing those reports (other than reports to Noteholders, if any, which will be provided by the Trustee or the Indenture Trustee pursuant to the Trust Indenture) and promptly advising the Trustee upon becoming aware of any failure to perform or other breach of the Trust Documents or those other agreements by any party thereto and providing instructions to the Trustee in respect of the same;

  (r)
  delivering to the Trustee any certificates, statements and reports relating to the Services and the Trust Activities that may be necessary or desirable, and on which the Trustee may rely, for the performance by the Trustee of its obligations under the Trust Documents or any other agreements entered into by the Administrative Agent on behalf of the Trust or by the Trustee with any Person in connection with the Trust Documents or the Trust Activities;

  (s)
  advising the Trustee with respect to and executing on behalf of the Trust: (i) arrangements and transactions contemplated by clause 10.2(aa) of the Declaration of Trust; and (ii) elections and determinations contemplated under clause 10.2(ff) of the Declaration of Trust;

  (t)
  notifying the Clearing Agency, if any, of any issuance or exchange of Trust Notes or any redemption by the Trust of Trust Notes of any series, that are book-entry securities and, if applicable, directing the Clearing Agency as to the notations to be made on any schedule, annex or grid to the global certificates evidencing such securities to record each such issuance, exchange or redemption;

  (u)
  ensuring that any Trust Document or other agreements entered into by the Administrative Agent on behalf of the Trust contains appropriate limitation of liability language as required by the Declaration of Trust; and

  (v)
  providing the Trustee with such other services as the Trustee may reasonably require in connection with the Trust Activities and the Trust Documents.

        (2)   The right and obligation of the Administrative Agent to perform the Services is subject to the limitations and restrictions set forth in the Trust Documents or in any directions that the Administrative Agent may receive from time to time from the Trustee and subject to the provision that, to the extent that and so long as any of the Services are the responsibility of or are being performed by another Person, the Administrative Agent will not perform those Services. The Administrative Agent acknowledges that it has received copies of the Trust Documents in effect on the date of this Agreement and that it is familiar with their terms. The Trustee will provide the Administrative Agent with copies of any additional Trust Documents and any amending or supplementary agreements to the Trust Documents to which the Administrative Agent is not a party. The Trustee will also notify the Administrative Agent in writing at least five days before any change in the head office or situs of administration of the Trust.

2.4
Issuance and Sale of and Payment for Units

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the issuance and sale of, and payment for, Units and in that regard will perform the following duties:

  (a)
  advise the Trustee as to the funding requirements of the Trust;

  (b)
  arrange for, settle and execute on behalf of the Trust any document necessary for the issuance of Units and the filing of those documents and materials, when and where applicable;

  (c)
  arrange for the proceeds of sale of the Units to be applied in accordance with the applicable Trust Documents and invest any excess funds in Trust Assets; and

  (d)
  take all other necessary or appropriate action in connection with the foregoing.

2.5
Issuance and Sale of Trust Notes

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the issuance and sale of Trust Notes (provided that, for greater certainty, the Administrative Agent will not perform transfer agent, paying agent or other duties that are to be performed by the Indenture Trustee or another party under the Trust Indenture) and in that regard will perform the following duties:

  (a)
  advise the Trustee as to the funding requirements of the Trust;

  (b)
  arrange for, settle and execute on behalf of the Trust any prospectus, registration statement or similar document, any amendments or supplements to a prospectus, registration statement or similar document and all other necessary documents, circulars, offering memoranda and related agreements and materials for the offering of Trust Notes and the filing of those documents and materials, when and where applicable;

  (c)
  arrange for the proceeds of sale of the Trust Notes to be applied in accordance with the applicable Trust Documents and investing any excess funds in Trust Assets; and

  (d)
  take all other necessary or appropriate action in connection with the foregoing.

2.6
Credit Agreements

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the Credit Agreements including performing the following duties:

  (a)
  as and when required from time to time, use the facilities established by the Credit Agreements to the extent available under the Credit Agreements as the attorney-in-fact of the Trustee;

  (b)
  when appropriate, repay advances made pursuant to the Credit Agreements;

  (c)
  initiate actions, where necessary or advisable, to extend the term of the Credit Agreements, and otherwise administer the Credit Agreements; and

  (d)
  take all other necessary or appropriate action to enable the Trust to exercise its rights and to perform its obligations under the Credit Agreements.

2.7
TCPL Sub Note Purchase Agreements

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the TCPL Sub Note Purchase Agreements including performing the following duties:

  (a)
  advise the Trustee as to the exercise by the Trust of its rights under the TCPL Sub Note Purchase Agreements and exercise those rights on behalf of the Trust; and

  (b)
  take all other necessary or appropriate action to enable the Trust to exercise its rights and perform its obligations under the TCPL Sub Note Purchase Agreements.

2.8
Trust Indenture

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the Trust Indenture including performing the following duties:

  (a)
  advise the Trustee as to the exercise by the Trust of its rights under the Trust Indenture and exercise those rights on behalf of the Trust; and

  (b)
  take all other necessary or appropriate action to enable the Trust to exercise its rights and perform its obligations under the Trust Indenture.

2.9
Subscription Agreements

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the Subscription Agreements including performing the following duties:

  (a)
  advise the Trustee as to the exercise by the Trust of the rights under the Subscription Agreements and exercise those rights on behalf of the Trust; and

  (b)
  take all other necessary or appropriate action to enable the Trust to exercise its rights and perform its obligations under the Subscription Agreements.

2.10
Assignment and Set-Off Agreements

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the Assignment and Set-Off Agreements including performing the following duties:

  (a)
  advise the Trustee as to the exercise by the Trust of its rights under the Assignment and Set-Off Agreements and exercise those rights on behalf of the Trust; and

  (b)
  take all other necessary or appropriate action to enable the Trust to exercise its rights and perform its obligations under the Assignment and Set-Off Agreements.

2.11
Share Exchange Agreements

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the Share Exchange Agreements including performing the following duties:

  (a)
  advise the Trustee as to the exercise by the Trust of its rights under the Share Exchange Agreements and exercise those rights on behalf of the Trust; and

  (b)
  take all other necessary or appropriate action to enable the Trust to exercise its rights and perform its obligations under the Share Exchange Agreements.

2.12
TCPL Sub Notes

        The Administrative Agent will administer, on behalf of the Trust, the activities of the Trust in connection with the TCPL Sub Notes held by it from time to time, including performing the following duties:

  (a)
  advise the Trustee as to the exercise by the Trust of its rights under the TCPL Sub Notes and exercise those rights on behalf of the Trust; and

  (b)
  take all other necessary or appropriate action to enable the Trust to exercise its rights under the TCPL Sub Notes.

2.13
Administrative Functions

        In connection with the Services, the Administrative Agent will be responsible for, and will perform punctually on behalf of and for the account of the Trust in accordance with this Agreement and the Trust Documents, the ongoing management and administration of the day-to-day business of the Trust, including the following matters:

  (a)
  keep accounts of the Trust and such books and records as are required or are consistent with good business practice for the proper conduct of the Trust Activities and the computation of the Income of the Trust, the net taxable capital gains of the Trust and the non-taxable portion of realized capital gains of the Trust;

  (b)
  prepare and file all annual returns and filings required to be made in respect of the operations of the Trust Activities, including all tax and securities laws filings required to be filed by the Trust, including those required to be made with applicable securities regulatory authorities to ensure that the Trust maintains its status as a reporting issuer under applicable securities laws in Canada, subject to qualifying for or obtaining any exemptions from those requirements;

  (c)
  defend any claims made against the Trust on such terms and conditions as the Administrative Agent, in its sole discretion, may determine or as it may be directed by the Trustee;

  (d)
  to the extent permitted by law, take any action as may reasonably be required to maintain the existence of the Trust;

  (e)
  arrange to retain the Trust's auditors or accountants and prepare financial statements or other financial information as may be required;

  (f)
  prepare or arrange for the preparation of all forms, information slips and materials required under applicable law, including all tax and securities laws forms, information slips or reports, to be delivered by the Trust to Unitholders and Noteholders;

  (g)
  take all steps necessary to perfect, re-perfect or maintain the validity of any security interests, charges or hypothecs relating to the purchase or ownership by the Trust of the Trust Assets;

  (h)
  on receipt of notice of or otherwise becoming aware of a default or termination event under any agreement to which the Trust is a party, notify the Trustee of the default or termination event and provide instructions to the Trustee in respect of same;

  (i)
  provide such other advice and services as the Trustee may reasonably request or require from time to time in connection with the Trust Activities or this Agreement, including any activities of the Trust in connection with the use of trademarks;

  (j)
  promptly notify the Trustee and any other relevant Person if it is unable to perform any of its duties under this Agreement or the performance by the Administrative Agent of its duties under this Agreement is no longer permissible under applicable law or one of the events referred to in section 5.3(1) has occurred;

  (k)
  use the Credit Agreements, interest earned on the TCPL Sub Notes and any proceeds under the Subscription Agreements to pay or pay from the Trust Assets the expenses of the Trust;

  (l)
  take any other actions that the Administrative Agent or the Trustee may determine to be reasonably necessary to accomplish its duties under this Article; and

  (m)
  duly prepare and file on a timely basis and in prescribed form all tax returns, declarations, reports, information returns and statements with tax authorities that are required by law to be prepared and filed by the Trust and pay at the time and in the manner required all Taxes that are required to be paid by the Trust to the relevant tax authorities.

2.14
Maintaining Approvals

        The Administrative Agent will maintain in effect all qualifications, licenses and approvals in each jurisdiction required under applicable law in order to perform its obligations and duties under this Agreement except where the failure to do so would not have a material adverse effect on its ability to perform its duties and obligations under this Agreement.

2.15
Standard of Care

        The Administrative Agent will exercise its powers and authorities, and carry out its duties and functions as Administrative Agent, under this Agreement honestly and in good faith and with a view to the best interests of the Trustee, the Trust, the Unitholders and the Trust Assets, and in connection therewith, it will exercise that degree of care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances.

2.16
Performance in Canada

        The Administrative Agent is and will continue to be resident at all times in Canada for purposes of the Tax Act and will carry out its functions and duties of administering and managing the Trust in Canada.

ARTICLE 3

INCORPORATION BY REFERENCE, COMPENSATION AND DELEGATION

3.1
Relationship Between Trustee, Administrative Agent, Unitholders and Noteholders

        (1)   The Administrative Agent will be, and will act as, the agent of the Trustee for all purposes set out in this Agreement. In the performance of their respective responsibilities, obligations, powers, discretions and authorities, neither the Trustee nor the Administrative Agent will be, nor will act as, the agent of the Unitholders or Noteholders or any of them. The relationship of the Unitholders or Noteholders among themselves will not be that of partners, joint venturers or members of a society, company or association.

        (2)   No Unitholder or Noteholder will incur or be subject to any liability in contract or in tort or of any other kind to any Person in connection with this Agreement.

3.2
Removal and Appointment of Successor to Administrative Agent

        Subject to section 5.1, this Agreement will continue until the termination of the Trust. If this Agreement is terminated before then or if the Administrative Agent is removed pursuant to the terms of this Agreement, the Trustee will promptly appoint a successor administrative agent to carry out the activities of the Administrative Agent.

3.3
Limitation of Liability

        The Administrative Agent, its directors, officers, agents, representatives and employees will not be liable to the Trust or to any Unitholder or Noteholder for any insufficiency of income from, or any depreciation in the value of, any investments in or on which any of the money of or belonging to the Trust is invested, or by virtue of the acquisition, retention or disposition of any such investments, or for any loss or damage arising out of the act or omission of any Person with or by whom or in whose name any such investments are deposited or held, or for any loss or damage occasioned by any error in judgment on the part of the Administrative Agent with respect to such investments, or for any other loss or damage to the Trust Assets which may occur during, or in the course of, the performance of its obligations, responsibilities, powers, discretions or authorities under the Declaration of Trust or this Agreement with respect to such investments, unless the particular loss, damage or expense is attributable to the gross negligence, wilful misconduct, dishonesty, bad faith or fraud of the Administrative Agent in the performance of its obligations, responsibilities, powers, discretions or authorities under the Declaration of Trust or this Agreement or to the Administrative Agent's failure to perform such obligations, responsibilities, powers, discretions or authorities. In performing all other obligations, responsibilities, powers, discretions or authorities under the Declaration of Trust and this Agreement, the Administrative Agent will act in accordance with the standard of care set out in section 2.15.

3.4
Indemnification of Administrative Agent

        (1)   Except for costs, charges, expenses or liabilities for which the Administrative Agent's liability would not be limited by the Declaration of Trust or this section, and subject to subsection (2), the Trust will indemnify and hold harmless the Administrative Agent and its directors, officers, employees, agents and representatives in respect of:

  (a)
  any liability and all costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed to be brought or commenced against the Administrative Agent or any such director, officer, agent, representative or employee, as the case may be, for or in respect of anything done or permitted to be done in respect of the execution of the duties, responsibilities, powers and authorities of the Administrative Agent under the Declaration of Trust or this Agreement; and

  (b)
  all other costs, charges, Taxes and other expenses and liabilities sustained or incurred by the Administrative Agent in respect of the administration or termination of the Trust.

        (2)   The Administrative Agent and its directors, officers, employees, agents or representatives will not be entitled to satisfy any right to indemnification or reimbursement under this Agreement, including this section, or otherwise existing under law, except out of the Trust Assets, and neither the Trustee, in its personal capacity, nor any Unitholder will be personally liable with respect to any claim for such indemnification or reimbursement, and in no event will this indemnity apply to expenses for which the Administrative Agent is responsible under this Agreement.

3.5
Administrative Agent's Lien

        Subject to the prior charge and lien of the Trustee under section 7.11 of the Declaration of Trust, the Administrative Agent will have a charge and lien on the Trust Assets, as contemplated by section 9.6 of the Declaration of Trust, to enforce payment of all amounts to which it is entitled to receive under this Agreement and to enforce or satisfy its right to indemnification under the Declaration of Trust or section 3.4. Any such amounts will be payable first out of the income of the Trust and, to the extent that the income is insufficient, out of the capital of the Trust.

3.6
Fees

        In consideration of and as full compensation for the performance by the Administrative Agent of the Services, the Trust will pay to the Administrative Agent regular and periodic fees, together with any applicable Sales Taxes. The Trust and the Administrative Agent will determine from time to time, and at least annually, but in each case prior to the commencement of the period in respect of which fees are payable, the amount of those fees and terms of payment, which will be consistent with market terms and conditions. The fees will be paid annually in arrears unless otherwise agreed by the Administrative Agent.

3.7
Expenses

        The Administrative Agent may incur or advance on behalf of the Trust, amounts in payment of expenses of the Trust. The Administrative Agent shall be entitled to be reimbursed for, and the fees to be paid to the Administrative Agent as described in section 3.6 are exclusive of all reimbursement for, any reasonable expenses incurred by the Administrative Agent in the performance of the Services (including any reasonable fees or charges paid by the Administrative Agent on behalf of and for the account of the Trust in connection with section 3.8). If a successor Administrative Agent is appointed by the Trustee, the Trust will be entitled to settle the compensation of such successor.

3.8
Advice

        The Administrative Agent may appoint, retain or engage from time to time the services of and rely on the advice of any Person, as agent, representative or independent contractor, including lawyers, bankers, notaries, registrars, accountants, brokers or dealers in one or more capacities and any other advisors (each, an "Advisor"), on behalf of and for the account of the Trust, to advise the Administrative Agent in respect of the performance of the Services where, in the opinion of the

Administrative Agent, acting reasonably, such advice is required and provided that the activities of such Advisor shall not subject the Trust to taxation in any jurisdiction outside Canada. The Administrative Agent, at any time and from time to time, may dismiss any Advisor so appointed. The Administrative Agent will not be responsible for and will be entitled to be reimbursed by the Trust in respect of the reasonable fees or charges payable to an Advisor engaged by the Administrative Agent in accordance with this section.

3.9
Delegation

        In connection with the Services to be performed by it under this Agreement, the Administrative Agent, subject to any limitation on delegation or subcontracting imposed by law, by the Declaration of Trust or by the Trust, and at its own expense, may engage or employ any Persons as employees, agents, representatives, independent contractors or otherwise, including banks, underwriters, accountants, investment advisers, tax advisers, insurance advisers, lawyers, appraisers, bankers, brokers, dealers, depositories, custodians, agents for collection or others in one or more capacities and any other advisers which the Administrative Agent deems advisable, and may delegate or subcontract any of the powers and duties of the Administrative Agent to any such Persons on such terms and conditions as it may determine, provided that the activities of such Persons shall not subject the Trust to taxation in any jurisdiction outside Canada. The Administrative Agent will be ultimately responsible and liable for the actions of any such Persons, and will require such Persons to perform their services to a standard of care which is at least as high as that imposed on the Administrative Agent under section 2.15. The Administrative Agent will not be discharged or relieved in any respect from its obligations under this Agreement as a result of the delegation or subcontracting of any of its obligations under this Agreement.

3.10
Indemnification by Administrative Agent

        (1)   Subject to subsections (2) and (3), the Administrative Agent will indemnify, defend and hold harmless the Trust and the Trustee and its directors, officers, agents, representatives and employees from and against any claims, demands, losses, actions, causes of action, costs, charges, debts, expenses, damages, liabilities or obligations of any kind, including legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which may be imposed on, incurred by or assessed against the Trust or the Trustee or any of its directors, officers, agents, representatives and employees as a result of any dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard of any duty, or the failure to comply with the standard of care referred to in section 2.15, by the Administrative Agent or its directors, officers, agents, representatives or employees. This indemnity will survive the removal or resignation of the Trustee, discharge or removal of the Trustee under the Declaration of Trust and termination of the trust created by the Declaration of Trust; provided, however, that the Administrative Agent shall not be obligated to indemnify, defend and hold harmless the Trust or the Trustee for any liability of the Trust or the Trustee accruing after the termination of this Agreement unless directly attributable to actions or omissions of the Administrative Agent prior to such termination.

        (2)   The parties acknowledge that the Administrative Agent will not be responsible with respect to: (i) payments payable on Trust Notes and Units; (ii) any breach or failure to perform on the part of a third party under any agreement to which the Trust is a party, including TCPL or any affiliate, as lender under the Credit Agreements and borrower under the TCPL Sub Notes; (iii) any claim arising out of the assessment of any Tax on income or franchise tax by a taxing authority against the Trustee or the Trust; (iv) any liability for which the Administrative Agent is indemnified out of the Trust Assets under this Agreement; or (v) any liability of the Trustee or the Trust accruing after this Agreement is terminated, unless attributable to any act or omission of the Administrative Agent before its termination.

        (3)   The Administrative Agent will have the exclusive right to compromise or defend, through counsel selected and retained by it, and at its expense, any liabilities or related claims referred to in subsection (1). The Trust and the Trustee will be bound by any final decision of a judicial or quasi judicial body in such a matter.

        (4)   No request for or failure to request, and no review of or failure to review, information or documents provided by the Administrative Agent to the Trustee under section 2.13 or otherwise, and no meetings held or omitted to be held under that section or otherwise, will in any way affect or mitigate from the indemnification by the Administrative Agent in subsection (1).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1
Representation of the Trustee

        The Trustee represents and warrants to the Administrative Agent that the execution, delivery and performance by the Trustee of this Agreement are within the powers of the Trustee and have been duly authorized by all necessary action on the part of the Trustee and do not contravene: (i) the Trust Documents; or (ii) any law or contractual restriction binding on or affecting the Trust.

4.2
Representation of the Administrative Agent

        The Administrative Agent represents and warrants to the Trust that the execution, delivery and performance by the Administrative Agent of this Agreement are within the powers of the Administrative Agent and have been duly authorized by all necessary action on the part of the Administrative Agent and do not contravene: (i) the Trust Documents; or (ii) any law or contractual restriction binding on or affecting the Administrative Agent.

ARTICLE 5

RESIGNATION AND AMENDMENT

5.1
Termination

        This agreement has an initial term of 10 years and will be automatically renewed each year afterwards, subject to the rights of the Administrative Agent in section 5.2 and the rights of the Trustee in section 5.3.

5.2
Resignation

        The Administrative Agent may not resign from the obligations and duties under this Agreement except on a determination by the Trustee that: (i) the performance of the Administrative Agent's duties is no longer permissible under applicable law; and (ii) there is no action which the Administrative Agent could reasonably take to make the performance of its duties permissible under applicable law. Any such determination by the Trustee permitting the resignation of the Administrative Agent must be evidenced as to clause (i) by an opinion of counsel to that effect delivered to, and from counsel reasonably acceptable to, the Trustee, and as to clause (ii), by an Officer's Certificate of the Administrative Agent to that effect. No such resignation will become effective until a successor Administrative Agent has assumed the responsibilities and obligations of the Administrative Agent under this Agreement.

5.3
Replacement of the Administrative Agent

        (1)   Subject to subsection (2), the Trustee will (in the case of paragraphs (a) and (b)), and may (in the case of paragraphs (c) and (d)), replace the Administrative Agent and terminate this Agreement without any liability on its part or the part of the Trust to the Administrative Agent, on delivery of written notice to the Administrative Agent, if:

  (a)
  the Administrative Agent resigns in accordance with section 5.2;

  (b)
  the Administrative Agent fails to perform its duties and obligations under this Agreement or any representation or warranty of the Administrative Agent is found to have been incorrect, and such failure or incorrect representation or warranty continues unremedied for a period of 90 days after the date on which written notice of that failure or incorrectness has been given to the Administrative Agent requiring it to be remedied or corrected;

  (c)
  the Administrative Agent ceases to be resident in Canada for purposes of the Tax Act; or

  (d)
  the Trustee is directed to do so by the Unitholders.

        (2)   No replacement of the Administrative Agent will be effective until: (i) a successor Administrative Agent that is a resident of Canada for purposes of the Tax Act has been appointed by the Trustee as agent of the Trust; and (ii) the successor has assumed in writing the responsibilities and obligations of the Administrative Agent under this Agreement or a replacement agreement containing substantially the same terms as this Agreement, unless the Administrative Agent has ceased to be resident in Canada for purposes of the Tax Act in which case the removal of the Administrative Agent shall be automatically effective upon the Administrative Agent ceasing to be resident in Canada for purposes of the Tax Act and the Trustee shall immediately and in no case later than the next Interest Payment Date appoint a successor Administrative Agent.

5.4
Transition

        On termination of this Agreement for any reason, the Administrative Agent, promptly at the request of the Trustee or on the direction of the Trustee or the replacement Administrative Agent, (i) will update, reconcile and deliver to the Trustee or its duly authorized representatives, or on the direction of the Trustee, to the replacement Administrative Agent, all books and records in the possession or in the control of the Administrative Agent relating to the Services and the duties and obligations carried out by the Administrative Agent under this Agreement and (ii) will deliver to the Trustee or its duly authorized representatives, or on the direction of the Trustee, to the replacement Administrative Agent, all property of the Trust in the possession, or under the control, of the Administrative Agent.

5.5
Amendment

        Subject to compliance with the terms of any Trust Documents, if applicable, this Agreement may be amended, supplemented, restated or otherwise modified, for any reason, by written instrument signed by the Trustee and the Administrative Agent.

ARTICLE 6

MISCELLANEOUS

6.1
Attorney-in-Fact

        In addition to the powers and authorities delegated to the Administrative Agent in this Agreement, the Trustee hereby revocably appoints the Administrative Agent, as the Trust's attorney-in-fact, with full authority in the place and stead of and in the name of the Trustee or otherwise, from time to time in the Administrative Agent's discretion or as required by this Agreement, to take such actions on behalf of the Trust and the Trustee as the Administrative Agent may deem necessary or advisable: (i) to comply with or effect the purposes of this Agreement, including to execute any documents, instruments or certificates in connection with this Agreement (whether or not under seal, including the power to affix such seal); (ii) to amend or supplement any document as necessary in connection with the Trust Activities or the Trust Assets; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for any money due or to become due in connection with the Trust Activities or the Trust Assets or otherwise owed to the Trust; (iv) to receive, endorse and collect any drafts or other instruments, documents or chattel paper in connection therewith; and (v) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof.

6.2
Further Assurances

        From time to time, each party will do and perform any acts and execute any further instruments which may be required or which may be reasonably requested by the other party to effect the purpose of this Agreement more fully.

6.3
No Waiver, Cumulative Remedies

        No failure to exercise and no delay in exercising, by either party, any right, remedy, power or privilege under this Agreement, will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

6.4
Successors and Assigns; Assignment

        This agreement is binding on and enures to the benefit of the parties and their respective successors and permitted assigns. Except for the assignment of this Agreement to a duly appointed successor of the Trustee or the permitted successors of the Administrative Agent, or in the case of a merger, amalgamation or reorganization or sale of substantially all of the assets of the Administrative Agent, this Agreement may not be transferred or assigned by either party without the prior written consent of the other party, which will not be unreasonably withheld.

6.5
Counterparts

        This agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, and such counterparts together will constitute one and the same instrument.

6.6
Entire Agreement

        This agreement contains the entire agreement between the parties related to its subject matter and supersedes all prior and contemporaneous agreements, term sheets, commitments, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

6.7
Notices

        Any notice, document or other communication required or permitted to be given under this Agreement must be in writing and will be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), original to follow by mail, to the following addresses:

  (a)
  if to the Trust or the Trustee to:

    TransCanada Trust
    c/o Valiant Trust Company
    Suite 310, 606 – 4th Street S.W.
    Calgary, AB T2P 1T1
    Attention: Senior Manager, Corporate Trust
    Facsimile: 403-233-2857

  (b)
  if to the Administrative Agent:

    TransCanada PipeLines Limited
    450 – 1st Street S.W.
    Calgary, Alberta, T2P 5H1
    Attention: Corporate Secretary
    Facsimile: (403) 920-2467

        Such notice or communication will be deemed to have been received, where given by delivery, on the day of delivery if delivered during normal business hours and, where sent by facsimile transmission, on the day of transmittal if sent during normal business hours of the recipient and on the next Business Day if not delivered or transmitted during such business hours. Each party may change its address for receiving notices by giving notice in the manner as set out above to the other party.

6.8
Limitation of Liability of Trustee

        This agreement will be deemed and construed for all purposes as if made by the Trustee in and only in its capacity as trustee of the Trust. Subject to the exceptions set out in the Declaration of Trust: (i) any liability, debt or obligation of the Trustee under this Agreement is non-recourse to the Trustee in its personal capacity and limited solely to the Trust Assets; (ii) no other property or assets of the Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Agreement; and (iii) no recourse may be had or taken, directly or indirectly, against the Trustee in its personal capacity or against any incorporator, shareholder, director, officer, representative, employee, agent or advisor of the Trustee or any predecessor or successor of the Trustee.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Trust and the Administrative Agent have executed this Agreement as of September 16th, 2014.

VALIANT TRUST COMPANY as trustee of TRANSCANADA TRUST, with no personal liability; liability limited to the Trust Assets
By:	/s/ DAN SANDER
	Name: Title:	Dan Sander Director, Trust Services
By:	/s/ TARA BOUCHARD
	Name: Title:	Tara Bouchard Senior Manager, Corporate Actions
TRANSCANADA PIPELINES LIMITED
By:	/s/ DONALD R. MARCHAND
	Name: Title:	Donald R. Marchand Executive Vice-President and Chief Financial Officer
By:	/s/ CHRISTINE R. JOHNSTON
	Name: Title:	Christine R. Johnston Vice-President, Law and Corporate Secretary

[Signature page to Administration Agreement]

 Schedule "A"
Certificate of Compliance from the Administrative Agent

To: Valiant Trust Company (the "Trustee"), Trustee of TransCanada Trust

        In accordance with the terms of the Administration Agreement dated September 16th, 2014 relating to TransCanada Trust (the "Trust"), TransCanada Pipelines Limited is the Administrative Agent of the Trust.

        The undersigned officer of TransCanada Pipelines Limited. hereby certifies and confirms (without personal liability) that with respect to the twelve month period ending                                     , 20            , (the "Period") to the best of his or her knowledge and belief:

  (a)
  The Trust is currently in compliance with all Trust Documents.

  (b)
  All regulatory filings required to be made by the Trust during such twelve month period, other than any filings required to be made by the Trustee under the Loan and Trust Company Act (Canada) or otherwise in relation its activities as a trustee, have been completed.

  (c)
  All documentation required to be forwarded to the Trustee by the Administrative Agent under the Administration Agreement during such twelve month period has been so forwarded.

  (d)
  Current certified copies of the Administrative Agent's signing authorities have been provided to the Trustee and may be relied upon by the Trustee.

DATED this                          day of                                     , 20            .

TransCanada PipeLines Limited

By:
Name:
Title:

QuickLinks

  Exhibit 4.7
ADMINISTRATION AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 APPOINTMENT AND DUTIES OF ADMINISTRATIVE AGENT
ARTICLE 3 INCORPORATION BY REFERENCE, COMPENSATION AND DELEGATION
ARTICLE 4 REPRESENTATIONS AND WARRANTIES
ARTICLE 5 RESIGNATION AND AMENDMENT
ARTICLE 6 MISCELLANEOUS
Schedule "A" Certificate of Compliance from the Administrative Agent